Exhibit 99.1

For Immediate Release

Investar Holding Corporation Announces 2014 Third Quarter Results

Investar Holding Corporation Achieves Record Growth in Net Income of 114%

BATON ROUGE, LA (October 27, 2014) – Investar Holding Corporation (NASDAQ: ISTR) (the “Company”), the holding company for Investar Bank, today announced financial results for the three and nine month periods ended September 30, 2014. For the quarter ended September 30, 2014, the Company reported net income of $1.4 million, or $0.20 per diluted share, compared to $0.7 million or $0.16 per diluted share for the quarter ended September 30, 2013. This represents an increase of $0.7 million in net income, or 114%. For the nine months ended September 30, 2014, the Company reported net income of $3.4 million, or $0.65 per diluted share, compared to $2.3 million, or $0.59 per diluted share after adjusting for the bargain purchase gain and other acquisition expenses for the nine months ended September 30, 2013. This represents an increase of $1.1 million in net income, or 47.4%.

Investar Holding Corporation President and Chief Executive Officer John D’Angelo said, “We were excited to increase net income by 114% compared to the prior year while realizing significant improvement in our return on assets and efficiency ratio in the third quarter of 2014. The Company continues to grow into the staffing and branch infrastructure put in place over the last few years. Our team remains laser focused on growth with quality loans as evidenced by our asset quality ratios.”

Performance Highlights

•	Increase in net income of $0.7 million, or 114%, compared to the third quarter of 2013.

•	Total assets have grown to $784.6 million at September 30, 2014, an increase of $149.7 million, or 23.6%, from December 31, 2013.

•	Gross loans increased $125.6 million, or 24.7%, to $634.7 million at September 30, 2014 from $509.1 million at December 31, 2013. There was significant loan growth across all loan products with the exception of construction and land development.

•	Commercial and industrial loans increased $11.6 million, or 35.6% from December 31, 2014.

•	Nonperforming loans delinquency improved to 0.25% of total loans for the third quarter of 2014 compared to 0.46% for the third quarter of 2013.

•	Return on average assets increased to 0.75% for the third quarter of 2014 compared to 0.49% for the third quarter of 2013.

•	Efficiency ratio improved to 70.47% for the third quarter of 2014 compared to 82.54% for the third quarter of 2013.

•	On August 1, 2014, the Company opened its eleventh branch on Highland Road in Baton Rouge, Louisiana.

•	The Company completed an initial public offering of 3,285,300 shares of its common stock during the quarter, generating proceeds of $43.0 million before expenses to support future growth.

Loans

Total loans were $581.4 million at September 30, 2014, an increase of $77.3 million, or 15.3%, from December 31, 2013. Loan growth was experienced across all loan products with the exception of construction and land development.

The following table sets forth the composition of the Company’s loan portfolio as of the dates indicated (dollars in thousands):

		Percentage		Percentage	Increase/(Decrease)
	September 30, 2014	of Portfolio	December 31, 2013	of Portfolio	Amount	Percent
Mortgage loans on real estate
Construction and land development	$62,342	10.7%	$63,170	12.5%	$(828)	(1.3)%
1-4 Family	131,953	22.7	104,685	20.8	27,268	26.0
Multifamily	16,665	2.9	14,286	2.8	2,379	16.7
Farmland	2,249	0.4	830	0.2	1,419	171.0
Nonfarm, nonresidential	208,868	35.9	157,363	31.2	51,505	32.7
Commercial and industrial	44,299	7.6	32,665	6.5	11,634	35.6
Consumer	115,065	19.8	131,096	26.0	(16,031)	(12.2)

Total loans	581,441	100%	504,095	100%	77,346	15.3%
Loans held for sale	53,306		5,029		48,277	960.0

Total gross loans	$634,747		$509,124		$125,623	24.7%

Gross consumer loans totaled $165.1 million at September 30, 2014, an increase of 25.9% from $131.1 million at December 31, 2013. At December 31, 2013, there were no consumer loans held for sale, however, due to the increase in production and loan pool sales activity, the Company increased its consumer held for sale portfolio to $50.0 million at September 30, 2014.

The provision for loan loss expense was $0.5 million for the quarter, an increase of $0.4 million compared to the third quarter of 2013. The allowance for loan losses was $4.3 million, or 296.01% and 0.74% of nonperforming loans and total loans, respectively, at September 30, 2014, compared to $2.8 million, or 138.30% and 0.63% of nonperforming loans and total loans, respectively, at September 30, 2013.

Nonperforming assets totaled $4.4 million at September 30, 2014, a decrease of $0.6 million compared to December 31, 2013. The ratio of total nonperforming assets to total assets was 0.56% at September 30, 2014, compared to 0.79% at December 31, 2013.

Deposits

Total deposits at September 30, 2014 were $621.6 million, an increase of $89.0 million, or 16.7%, from December 31, 2013. Total noninterest bearing demand deposits at December 31, 2013 were slightly inflated by a $14 million short term deposit made by a commercial customer in late December 2013 that was fully withdrawn in January 2014. The increase in total deposits was driven primarily by an increase of $13.8 million, or 23.5%, in noninterest bearing demand deposits after adjusting for the $14 million short term deposit, an increase in NOW accounts of $31.5 million, or 40.8%, and an increase in time deposits of $45.6 million, or 17.3%, from December 31, 2013. We believe our deposit cross sell strategy continues to impact both noninterest bearing demand deposit and NOW account growth.

The following table sets forth the composition of the Company’s deposits as of the dates indicated (dollars in thousands):

		Percentage		Percentage	Increase/(Decrease)
	September 30, 2014	of Portfolio	December 31, 2013	of Portfolio	Amount	Percent
Noninterest bearing demand deposits	$72,619	11.7%	$72,795	13.7%	$(176)	(0.24)%
NOW accounts	108,659	17.5	77,190	14.5	31,469	40.8
Money market deposit accounts	77,801	12.5	67,006	12.6	10,795	16.1
Savings accounts	53,477	8.6	52,177	9.8	1,300	2.5
Time deposits	309,056	49.7	263,438	49.4	45,618	17.3

Total deposits	$621,612	100%	$532,606	100%	$89,006	16.7%

Net Interest Income

Net interest income for the third quarter of 2014 totaled $7.0 million, an increase of $1.7 million, or 32.1%, from the third quarter of 2013. Net interest income for the nine months ended September 30, 2014 totaled $19.1 million, an increase of $5.7 million, or 42.6%, from the nine months ended September 30, 2013. These increases were the result of continued growth of the Company’s loan portfolio.

The Company’s net interest margin was 3.86% for the quarter ended September 30, 2014 compared to 3.85% for the second quarter of 2014 and 4.15% for the third quarter of 2013. The decrease in the net interest margin since 2013 can be attributed to lower yields on the real estate and consumer loan portfolios. The yield on interest earning assets was 4.51% for the quarter ended September 30, 2014 compared to 4.56% for the second quarter of 2014 and 4.88% for the third quarter of 2013. The cost of deposits declined two basis points when comparing the third quarter of 2014 to the second quarter of 2014, and declined four basis points when comparing the third quarter of 2014 to the third quarter of 2013.

The Company’s net interest margin was 3.85% for the nine month period ended September 30, 2014 compared to 4.11% for the nine month period ended September 30, 2013. The decline in the interest margin can be attributed to lower yields primarily on the construction and the consumer loan portfolios.

Noninterest Income

Noninterest income, excluding securities gains, for the third quarter of 2014 totaled $1.9 million, an increase of $0.9 million, or 91.9% compared to the third quarter of 2013. The increase resulted primarily from an increase of $0.6 million in gain on sale of consumer loans and an increase of $0.2 million in gain on sale of real estate owned.

Noninterest income, excluding securities gains and the $0.9 million bargain purchase gain recorded in the second quarter of 2013, increased $1.2 million for the nine months ended September 30, 2014 compared to the nine months ended September 30, 2013 primarily as a result of an increase of approximately $1.3 million in gain on sale of consumer loans and increases in our servicing and other fee income offset by a decline in fee income on mortgage loans held for sale.

Noninterest Expense

Noninterest expense for the third quarter of 2014 totaled $6.3 million, an increase of $1.1 million, or 21%, compared to the third quarter of 2013. The increase in noninterest expense is primarily due to a $0.5 million increase in salaries and employee benefits, a $0.2 million increase in other operating expenses and a $0.1 million increase in both professional fees and data processing. These increases are attributable to the Company’s expansion into the Lafayette, Louisiana region, which included the opening of a branch in the fourth quarter of 2013, the opening of the Highland Road branch in Baton Rouge, Louisiana on August 1, 2014, the addition of 11 full time employees and the professional fees related to the Company’s implementation costs of Sarbanes-Oxley compliance.

Noninterest expense for the nine months ended September 30, 2014 totaled $17.4 million, an increase of $4.0 million, or 30%, compared to the nine months ended September 30, 2013, due to the full nine months of expenses associated with the two branches that the Company acquired as a result of the FCB acquisition in May 2013 and the Company’s expansion into the Lafayette region, which included the opening of a branch during the fourth quarter 2013, as well as the additional expenses related to the opening of the Highland Road branch during the third quarter of 2014.

Earnings Per Share and Diluted Earnings Per Share

The Company reported earnings per share and diluted earnings per share for the three months ended September 30, 2014 of $0.20, a decrease of $0.07 and $0.06, respectively, compared to the three months ended June 30, 2014 and an increase of $0.03 and $0.04, respectively when compared to the three months ended September 30, 2013. The Company issued 3,285,300 shares of its common stock as a result of the Company’s initial public offering completed in July 2014. The decreases in earnings per share and diluted earnings per share for the third quarter 2014 when compared to the second quarter 2014 are directly attributable to the increase in the weighted average number of shares outstanding used in the calculations.

Taxes

The company recorded income tax expense of $0.7 million and $1.6 million for the three and nine month periods ended September 30, 2014, respectively, which equates to an effective tax rate of 32.6%.

About Investar Holding Corporation

Investar Holding Corporation, headquartered in Baton Rouge, Louisiana, provides full banking services, excluding trust services, through its wholly-owned banking subsidiary, Investar Bank, a state chartered bank. The Company’s primary market is South Louisiana and currently operates 11 full service banking offices located throughout its market and had 175 full-time employees at September 30, 2014.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America, or GAAP. These measures and ratios include “tangible book value,” “tangible book value per common share,” “efficiency ratio,” “tangible equity to tangible assets,” “adjusted efficiency ratio,” and “adjusted return on equity.” Management also utilizes non-GAAP performance measures to adjust net income for certain significant activities or transactions that are infrequent in nature. Management believes these non-GAAP financial measures provide information useful to investors in understanding the Company’s financial results, and the Company believes that its presentation, together with the accompanying reconciliations, provide a more complete understanding of factors and trends affecting the Company’s business and allow investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and the Company strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. A reconciliation of the non-GAAP financial measures disclosed in this press release to the comparable GAAP financial measures is included at the end of the financial statement tables.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based on the historical performance of the Company and its subsidiaries or on the Company’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Information on these factors can be found in the filings that the Company makes with the Securities and Exchange Commission.

For further information contact:

Investar Holding Company

John D’Angelo

President and Chief Executive Officer

(225) 448-5461

John.Dangelo@investarbank.com

Investar Holding Company

Chris Hufft

Chief Accounting Officer

(225) 227-2215

Chris.Hufft@investarbank.com

INVESTAR HOLDING CORPORATION

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

	September 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
Cash and due from banks	$6,448	$5,964
Interest bearing balances due from other banks	12,279	21,739
Federal funds sold	500	500

Cash and cash equivalents	19,227	28,203
Available for sale securities at fair value (amortized cost of $77,765 and $56,733, respectively)	77,839	56,173
Held to maturity securities at amortized cost (estimated fair value of $14,661 and $5,986, respectively)	14,973	6,579
Loans held for sale	53,306	5,029
Loans, net of allowance for loan losses of $4,328 and $3,380, respectively	577,113	500,715
Other equity securities	3,184	2,020
Bank premises and equipment, net of accumulated depreciation of $4,403 and $2,679, respectively	27,850	24,680
Real estate owned, net	2,966	3,515
Accrued interest receivable	1,977	1,835
Prepaid FDIC/OFI assessment	134	—
Deferred tax asset	1,117	1,205
Goodwill	2,684	2,684
Other assets	2,227	2,308

Total assets	$784,597	$634,946

LIABILITIES
Deposits:
Noninterest bearing	$72,619	$72,795
Interest bearing	548,993	459,811

Total deposits	621,612	532,606
Advances from Federal Home Loan Bank	38,426	30,818
Repurchase agreements	12,051	10,203
Note payable	3,609	3,609
Accrued interest payable	282	285
Accrued taxes and other liabilities	6,452	1,942

Total liabilities	682,432	579,463
STOCKHOLDERS’ EQUITY
Common stock, $1.00 par value per share; 40,000,000 shares authorized; 7,253,774 and 3,945,114 shares issued and outstanding, respectively	7,255	3,943
Treasury stock	(22)	—
Surplus	85,017	45,281
Retained earnings	9,852	6,609
Accumulated other comprehensive income (loss)	63	(350)

Total stockholders’ equity	102,165	55,483

Total liabilities and stockholders’ equity	$784,597	$634,946

INVESTAR HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share data)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
INTEREST INCOME
Interest and fees on loans	$7,801	$6,014	$21,595	$15,331
Interest on investment securities:
Taxable interest income	244	106	623	247
Exempt from federal income taxes	123	100	294	267
Other interest income	14	11	34	22

Total interest income	8,182	6,231	22,546	15,867
INTEREST EXPENSE
Interest on deposits	1,084	862	3,137	2,284
Interest on borrowings	98	70	292	174

Total interest expense	1,182	932	3,429	2,458

Net interest income	7,000	5,299	19,117	13,409
Provision for loan losses	505	108	1,198	340

Net interest income after provision for loan losses	6,495	5,191	17,919	13,069
NONINTEREST INCOME
Service charges on deposit accounts	85	67	221	153
Gain on sale of investment securities, net	63	35	228	344
Gain on sale of real estate owned, net	245	6	238	97
Gain on sale of loans, net	713	86	1,433	138
Gain on sale of fixed assets, net	3	2	3	2
Bargain purchase gain	—	—	—	906
Fee income on mortgage loans held for sale, net	518	593	1,618	2,325
Other operating income	332	234	794	420

Total noninterest income	1,959	1,023	4,535	4,385

Income before noninterest expense	8,454	6,214	22,454	17,454
NONINTEREST EXPENSE
Salaries and employee benefits	3,773	3,268	10,735	8,379
Occupancy expense and equipment expense, net	628	570	1,790	1,380
Bank shares tax	83	68	243	169
FDIC and OFI assessments	131	101	364	245
Legal fees	41	14	89	106
Data processing	354	239	940	641
Advertising	94	83	241	231
Stationery and supplies	39	59	131	160
Software amortization and expense	153	118	381	280
Professional fees	135	33	345	199
Telephone expense	43	43	135	102
Business entertainment	38	22	103	55
Other operating expenses	801	600	1,932	1,459

Total noninterest expense	6,313	5,218	17,429	13,406

Income before income tax expense	2,141	996	5,025	4,048
Income tax expense	699	322	1,637	1,058

Net income	$1,442	$674	$3,388	$2,990

EARNINGS PER SHARE
Basic earnings per share	$0.20	$0.17	$0.68	$0.84

Diluted earnings per share	$0.20	$0.16	$0.65	$0.78

Cash dividends declared per common share	$0.01	$0.01	$0.03	$0.04

INVESTAR HOLDING CORPORATION

EARNINGS PER COMMON SHARE

(Amounts in thousands, except share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Net income available to common shareholders	$1,442	$674	$3,388	$2,990
Weighted average number of common shares outstanding – used in computation of basic earnings per common share	7,064,806	3,887,942	4,967,393	3,567,294
Effect of dilutive securities:
Restricted stock	35,251	42,940	45,649	26,998
Stock options	22,811	30,310	22,811	30,310
Stock warrants	189,601	193,498	192,184	193,546

Weighted average number of common shares outstanding plus effect of dilutive securities used in computation of diluted earnings per common share	7,312,469	4,154,690	5,228,037	3,818,148

Basic earnings per share	$0.20	$0.17	$0.68	$0.84

Diluted earnings per share	$0.20	$0.16	$0.65	$0.78

INVESTAR HOLDING CORPORATION

SUMMARY FINANCIAL INFORMATION

(Amounts in thousands, except share data)

(Unaudited)

						Nine months ended
						September 30,

	Q3 2014	Q2 2014	Q3 2013	Qtr/Qtr	Year/Year	2014	2013

EARNINGS DATA
Total interest income	$8,182	$7,407	$6,231	10.46%	31.31%	$22,546	$15,867
Total interest expense	1,182	1,158	932	2.07%	26.82%	3,429	2,458

Net interest income	7,000	6,249	5,299	12.02%	32.10%	19,117	13,409
Provision for loan losses	505	448	108	12.72%	367.59%	1,198	340
Total noninterest income	1,959	1,509	1,023	29.82%	91.50%	4,535	4,385
Total noninterest expense	6,313	5,729	5,218	10.19%	20.99%	17,429	13,406

Income before income taxes	2,141	1,581	996	35.42%	114.96%	5,025	4,048
Income tax expense	699	514	322	35.99%	117.08%	1,637	1,058
Net income	$1,442	$1,067	$674	35.15%	113.95%	$3,388	$2,990
AVERAGE BALANCE SHEET DATA
Total assets	762,330	697,708	543,951	9.26%	40.15%	704,178	466,693
Total interest-earning assets	719,985	650,811	506,559	10.63%	42.13%	663,164	435,770
Total loans	619,356	575,978	440,960	7.53%	40.46%	576,280	379,769
Total interest-bearing deposits	523,075	500,725	398,402	4.46%	31.29%	502,570	340,946
Total interest-bearing liabilities	585,015	572,084	432,541	2.26%	35.25%	563,459	369,266
Total deposits	594,519	565,219	451,676	5.18%	31.63%	567,650	385,428
Total shareholders’ equity	100,068	57,458	55,004	74.16%	81.93%	71,482	50,036
PER SHARE DATA
Basic earnings per share	0.20	0.27	0.17	-25.93%	17.65%	0.68	0.84
Diluted earnings per share	0.20	0.26	0.16	-23.08%	25.00%	0.65	0.78
Book value per share	14.08	14.68	14.07	-4.09%	0.07%	14.08	14.07
Tangible book value per share (1)	13.64	13.86	13.25	-1.59%	2.94%	13.64	13.25
Common shares outstanding	7,253,774	3,945,753	3,943,458	83.84%	83.94%	7,253,774	3,943,458
PERFORMANCE RATIOS
Return on average assets	0.75%	0.61%	0.49%	22.95%	53.06%	0.64%	0.86%
Adjusted return on average assets (1)	0.75%	0.61%	0.49%	23.03%	51.77%	0.64%	0.66%
Return on average equity	5.72%	7.45%	4.86%	-23.22%	17.70%	6.34%	7.99%
Adjusted return on average equity (1)	5.72%	7.45%	4.89%	-23.26%	16.91%	6.34%	6.14%
Net interest margin	3.86%	3.85%	4.15%	0.26%	-6.99%	3.85%	4.11%
Net interest income to average assets	3.64%	4.26%	3.86%	-14.55%	-5.70%	3.63%	3.84%
Noninterest expense to average assets	3.29%	3.29%	3.81%	0.00%	-13.65%	3.31%	3.84%
Efficiency ratio (1)	70.47%	73.86%	82.54%	-4.60%	-14.63%	73.69%	75.34%
Adjusted efficiency ratio (1)	70.47%	73.86%	82.44%	-4.60%	-14.53%	73.69%	77.88%
Dividend payout ratio	3.40%	4.56%	7.06%	-25.44%	-51.84%	4.60%	4.25%

	September 30, 2014	September 30, 2013	Year/Year

ASSET QUALITY RATIOS
Nonperforming assets to total assets	0.56%	0.90%	-37.78%
Nonperforming loans to loans	0.25%	0.46%	-45.65%
Allowance for loan losses to total loans	0.74%	0.63%	17.46%
Allowance for loan losses to nonperforming loans	296.01%	138.30%	114.03%
Net chargeoffs to average loans	0.04%	0.06%	-33.33%
CAPITAL RATIOS
Investar Holding Corporation:
Total equity to total assets	13.03%	9.84%	32.40%
Tangible equity to tangible assets	12.66%	9.32%	35.84%
Tier 1 capital to average assets	13.52%	9.56%	41.42%
Tier 1 capital to risk-weighted assets	15.76%	11.12%	41.73%
Total capital to risk-weighted assets	16.42%	11.73%	39.98%
Investar Bank:
Tier 1 capital to average assets	9.04%	9.56%	-5.44%
Tier 1 capital to risk-weighted assets	10.53%	11.12%	-5.31%
Total capital to risk-weighted assets	11.20%	11.73%	-4.52%

(1)	Non-GAAP financial measures. See reconciliation.

INVESTAR HOLDING CORPORATION

CONSOLIDATED AVERAGE BALANCE SHEET, INTEREST EARNED AND YIELD ANALYSIS

(Amounts in thousands)

(Unaudited)

	Three months ended September 30,
	2014			2013
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans	$619,356	$7,801	5.00%	$440,960	$6,014	5.41%
Securities:
Taxable	66,713	244	1.45	43,538	106	0.97
Tax-exempt	19,353	123	2.52	16,182	100	2.45
Interest-bearing balances with banks	14,563	14	0.38	5,879	11	0.74

Total interest-earning assets	719,985	8,182	4.51	506,559	6,231	4.88
Cash and due from banks	6,093			5,875
Intangible assets	3,230			3,271
Other assets	37,057			31,009
Allowance for loan losses	(4,035)			(2,763)

Total assets	$762,330			$543,951

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$179,226	$279	0.62%	$120,969	$192	0.63%
Savings deposits	52,973	91	0.68	48,074	85	0.70
Time deposits	290,876	714	0.97	229,359	585	1.01

Total interest-bearing deposits	523,075	1,084	0.82	398,402	862	0.86
Short-term borrowings	23,137	12	0.21	9,666	4	0.16
Long-term debt	38,803	86	0.88	24,473	66	1.07

Total interest-bearing liabilities	585,015	1,182	0.80	432,541	932	0.85
Noninterest-bearing deposits	71,444			53,274
Other liabilities	5,803			3,132
Stockholders’ equity	100,068			55,004

Total liability and stockholders’ equity	$762,330			$543,951

Net interest income/net interest margin		$7,000	3.86%		$5,299	4.15%

INVESTAR HOLDING CORPORATION

CONSOLIDATED AVERAGE BALANCE SHEET, INTEREST EARNED AND YIELD ANALYSIS

(Amounts in thousands)

(Unaudited)

	Nine months ended September 30,
	2014			2013
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans	$576,280	$21,595	5.01%	$379,769	$15,331	5.40%
Securities:
Taxable	58,779	623	1.42	37,354	247	0.88
Tax-exempt	16,272	294	2.42	14,636	267	2.44
Interest-bearing balances with banks	11,833	34	0.38	4,011	22	0.73

Total interest-earning assets	663,164	22,546	4.55	435,770	15,867	4.87
Cash and due from banks	5,790			4,698
Intangible assets	3,240			3,078
Other assets	35,667			25,865
Allowance for loan losses	(3,683)			(2,718)

Total assets	$704,178			$466,693

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$168,309	$783	0.62%	$105,214	$510	0.65%
Savings deposits	52,439	269	0.69	39,966	208	0.70
Time deposits	281,822	2,085	0.99	195,766	1,566	1.07

Total interest-bearing deposits	502,570	3,137	0.83	340,946	2,284	0.90
Short-term borrowings	23,810	36	0.20	6,790	9	0.18
Long-term debt	37,079	256	0.92	21,530	165	1.02

Total interest-bearing liabilities	563,459	3,429	0.81	369,266	2,458	0.89
Noninterest-bearing deposits	65,080			44,482
Other liabilities	4,157			2,909
Stockholders’ equity	71,482			50,036

Total liability and stockholders’ equity	$704,178			$466,693

Net interest income/net interest margin		$19,117	3.85%		$13,409	4.11%

INVESTAR HOLDING CORPORATION

RECONCILIATION OF NON GAAP FINANCIAL MEASURES

(Unaudited)

			Three months ended		Nine months ended
			September 30,		September 30,
(Amounts in thousands, except share data)			2014	2013	2014	2013
Net interest income	(a	)	$7,000	$5,299	$19,117	$13,409
Provision for loan losses	(b	)	505	108	1,198	340

Net interest income after provision for loan losses			6,495	5,191	17,919	13,069
Noninterest income	(c	)	1,959	1,023	4,535	4,385
Bargain purchase gain			—	—	—	(906)

Adjusted noninterest income			1,959	1,023	4,535	3,479
Adjusted income before noninterest expense	(d	)	8,454	6,214	22,454	16,548
Total noninterest expense	(e	)	6,313	5,218	17,429	13,406
Acquisition related expense			—	(6)	—	(254)

Adjusted noninterest expense	(f	)	6,313	5,212	17,429	13,152
Adjusted income before income tax expense			2,141	1,002	5,025	3,396
Adjusted income tax expense (1)			699	324	1,637	1,098

Adjusted net income			1,442	678	3,388	2,298

Diluted earnings per share (GAAP)			$0.20	$0.16	$0.65	$0.78
Bargain purchase gain			—	—	—	(0.24)
Acquisition related expense			—	—	—	0.05

Adjusted diluted earnings per share			$0.20	$0.16	$0.65	$0.59

Efficiency ratio	(e	) / (a+c)	70.47%	82.54%	73.69%	75.34%
Adjusted efficiency ratio(2)	(f	) / (b+d)	70.47%	82.44%	73.69%	77.88%
Adjusted return on assets (2)			0.75%	0.49%	0.64%	0.66%
Adjusted return on equity (2)			5.72%	4.89%	6.34%	6.14%
Total average assets			$762,330	$543,951	$704,178	$466,693
Total average stockholders’ equity			$100,068	$55,004	$71,482	$50,036

(1)	Income tax expense is calculated on the adjusted non-GAAP effective tax rate of 32.34% for the three and nine month periods ended September 30, 2013.
(2)	Adjusted for the impact of the bargain purchase gain and acquisition expenses incurred during the three and nine month periods ended September 30, 2013.

INVESTAR HOLDING CORPORATION

RECONCILIATION OF NON GAAP FINANCIAL MEASURES

(Unaudited)

	September 30,		December 31,
	2014	2013	2013
Tangible common equity
Total stockholder’s equity	$102,165	$55,504	$55,483
Adjustments:
Goodwill	2,684	2,684	2,684
Core deposit intangible	542	583	573

Tangible common equity	$98,939	$52,237	$52,226

Tangible assets
Total assets	$784,597	$563,818	$634,946
Adjustments:
Goodwill	2,684	2,684	2,684
Core deposit intangible	542	583	573

Tangible assets	$781,371	$560,551	$631,689

Common shares outstanding	7,253,774	3,943,458	3,945,114
Tangible equity to tangible assets	12.66%	9.32%	8.27%
Book value per common share	$14.08	$14.07	$14.06
Tangible book value per common share	$13.64	$13.25	$13.24